As filed with the Securities and Exchange Commission on January 30, 2001.
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MEDIA GENERAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Virginia                                            54-0850433
   (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

               333 East Franklin Street, Richmond, Virginia 23219
               (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                        THRIFT PLAN PLUS FOR EMPLOYEES OF
                               MEDIA GENERAL, INC.
                            (Full Title of the Plan)

                George L. Mahoney, General Counsel and Secretary
                               Media General, Inc.
                            333 East Franklin Street
                            Richmond, Virginia 23219
                     (Name and Address of Agent For Service)
                                 (804) 649-6000
          (Telephone Number, Including Area Code, of Agent For Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                            Proposed Maximum      Proposed Maximum
                                          Amount To Be     Offering Price Per    Aggregate Offering      Amount of
Title of Securities To Be Registered    Registered (1)(2)       Share (3)             Price (3)       Registration Fee
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $5.00 par         1,500,000 shares         $48.97              $73,455,000          $18,364
value per share
======================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the offering price is based on the average of the high ($49.29) and low ($48.65) prices of one share of Common Stock, as reported on the American Stock Exchange on January 26, 2001, and has been established solely for the purpose of calculating the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1999, as amended by Form 10-K/A (Amendment No. 1), filed June 27, 2000;

         (2) the Annual Report of the Thrift Plan Plus for Employees of Media General, Inc. on Form 11-K for the plan year ended December 31, 1999;

         (3) the Registrant's Quarterly Reports on Form 10-Q for the periods ended March 26, 2000, June 25, 2000, and September 24, 2000;

         (4) the Registrant's Current Report on Form 8-K, filed April 3, 2000, as amended by Form 8-K/A (Amendment No. 1), filed June 9, 2000; and

         (5) the description of the Registrant's Class A Common Stock set forth under the caption "Description of Common Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-3, File No. 33-26853.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

         Not applicable.

Item 5.      Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Class A Common Stock constituting original issuance securities, when issued pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable. Attorneys employed by the firm beneficially owned an aggregate of 1,150 shares of the Registrant's Class A Common Stock and 1,200 shares of the Registrant's Class B Common Stock as of January 26, 2001.

Item 6.     Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         Article IV of the Registrant's Restated Articles of Incorporation provides that the Registrant shall indemnify each of its directors and officers, and the directors and officers of its subsidiaries, against liabilities incurred in connection with any actual or threatened suit or proceeding to which such director or officer was a party by reason of his being or having been a director or officer, except in circumstances where such director or officer is adjudged liable because of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of such person's office. In the event of the satisfaction of a judgment or fine in any proceeding in which no determination is made as to any of the foregoing types of misfeasance, or in the event of a settlement or other disposition of a proceeding, the Registrant shall indemnify the subject director or officer against payments made or obligations incurred (including reasonable attorneys' fees, costs and expenses) if a disinterested majority of the Board of Directors (acting in certain cases upon the written advice of counsel) find that such director or officer had no liability by reason of misfeasance and the payments sought are reasonable.

         In addition, the Registrant shall pay for or reimburse the reasonable expenses of any such director or officer incurred by reason of his being a party to a proceeding if the director or officer furnishes a statement to the Registrant stating his good faith belief that he has met the standard of conduct that would entitle him to indemnification under Article IV and such statement includes an undertaking to repay any advance if it is ultimately determined that he did not meet the required standard of conduct. The Registrant carries directors' and officers' liability insurance.

Item 7.      Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Amended and Restated Articles of Incorporation of Media General, Inc., incorporated by reference to Exhibit 3.1 of Form 10-K for the fiscal year ended December 31, 1989.

         4.2 Bylaws of Media General, Inc., amended and restated as of July 31, 1997, incorporated by reference to Exhibit 3 (ii) of Form 10-Q for the period ended September 28, 1997.

         5.1      Legal opinion of Williams, Mullen, Clark & Dobbins.*

         5.2      ERISA opinion of Williams, Mullen, Clark & Dobbins.*

         23.1 Consent of Williams, Mullen, Clark & Dobbins (included in Exhibits 5.1 and 5.2).*

         23.2     Consent of Ernst & Young LLP.*

         24.1     Powers of Attorney (included on Signature Page).*

         _____________
         *Filed herewith

Item 9.      Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 for Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 30th day of January, 2001.

                                          MEDIA GENERAL, INC.


                                          By: /s/ J. Stewart Bryan III
                                              ----------------------------------
                                              J. Stewart Bryan III
                                              Chairman, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints George L. Mahoney as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----


          /s/ J. Stewart Bryan III              Chairman, President and Chief Executive         January 30, 2001
-------------------------------------------                     Officer
            J. Stewart Bryan III                     (Principal Executive Officer)


          /s/ Marshall N. Morton                         Senior Vice President,                 January 30, 2001
-------------------------------------------       Chief Financial Officer and Director
             Marshall N. Morton                      (Principal Financial Officer)


         /s/ Stephen Y. Dickinson                              Controller                       January 30, 2001
-------------------------------------------
            Stephen Y. Dickinson



                 Signature                                       Title                                Date
                 ---------                                       -----                                ----


            /s/ Robert P. Black                                 Director                        January 30, 2001
-------------------------------------------
              Robert P. Black


            /s/ Charles A. Davis                                Director                        January 30, 2001
-------------------------------------------
              Charles A. Davis


         /s/ Robert V. Hatcher, Jr.                             Director                        January 30, 2001
-------------------------------------------
           Robert V. Hatcher, Jr.


          /s/ John G. Medlin, Jr.                               Director                        January 30, 2001
-------------------------------------------
            John G. Medlin, Jr.


             /s/ Roger H. Mudd                                  Director                        January 30, 2001
-------------------------------------------
               Roger H. Mudd


           /s/ Wyndham Robertson                                Director                        January 30, 2001
-------------------------------------------
             Wyndham Robertson


         /s/ Henry L. Valentine, II                             Director                        January 30, 2001
-------------------------------------------
           Henry L. Valentine, II

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, Media General, Inc., as Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 30th day of January, 2001.

                                          MEDIA GENERAL, INC.


                                          By: /s/ J. Stewart Bryan III
                                              ----------------------------------
                                              J. Stewart Bryan III
                                              Chairman, President and
                                              Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit No.                Document
-----------                --------

   4.1 Amended and Restated Articles of Incorporation of Media General, Inc., incorporated by reference to Exhibit 3.1 of Form 10-K for the fiscal year ended December 31, 1989.

   4.2 Bylaws of Media General, Inc., amended and restated as of July 31, 1997, incorporated by reference to Exhibit 3 (ii) of Form 10-Q for the period ended September 28, 1997.

   5.1            Legal opinion of Williams, Mullen, Clark & Dobbins.*

   5.2            ERISA opinion of Williams, Mullen, Clark & Dobbins.*

   23.1 Consent of Williams, Mullen, Clark & Dobbins (included in Exhibits 5.1 and 5.2).*

   23.2           Consent of Ernst & Young LLP.*

   24.1           Powers of Attorney (included on Signature Page).*

_________________
*Filed herewith